UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 5, 2007

International Lottery & Totalizator Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	0-10294	95-3276269
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2310 Cousteau Court , Vista, California		92081
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 598-1655

2131 Faraday Avenue, Carlsbad, CA 92008
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the approval of the Board of Directors (the "Board") of International Lottery & Totalizator Systems, Inc. ("ILTS", the "Company"), effective January 1, 2007, Mr. Jeffrey M. Johnson and Ms. T. Linh Nguyen will be confirmed as President and Chief Financial Officer of the Company, respectively.

Mr. Jeffrey M. Johnson has served as Acting President of ILTS since August 2006. He has been with ILTS for over 20 years and held various positions including Director of Technical Operations. Ms. T. Linh Nguyen has served as Acting Chief Financial Officer since January 2006 and Corporate Secretary since July 2006. Additionally, she has served as Director of Finance and held various positions in the accounting and finance department of ILTS since November 1999.

In connection with the confirmation, the Compensation Committee of the Board of the Company approved the increases in annual base salaries and awarded cash bonus payments for the executive officers as set forth below. The salary increases were effective January 1, 2007 while the cash bonus payments were issued in December 2006

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Adjusted Annual . . . . . . . . . . . . . .
Officer’s Name and Title . . . . . . . . . . . . Base Salary . . . . . . . Cash Bonus

Jeffrey M. Johnson, President . . . . . . . . . $130,000 . . . . . . . . . . $12,000

T. Linh Nguyen, Chief Financial
Officer and Corporate Secretary . . . . . . . . $110,000 . . . . . . . . . . $10,000

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Lottery & Totalizator Systems, Inc.

January 5, 2007	By:	T. Linh Nguyen

Name: T. Linh Nguyen
Title: Chief Financial Officer and Corporate Secretary